Exhibit 99.1

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES FOURTH QUARTER EARNINGS

Earnings per share up 5% for 2008

CRESTVIEW HILLS, KENTUCKY, January 22, 2009 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of the Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the fourth quarter and the twelve months ended December 31, 2008. The Company reported an increase in diluted net income per share of 5% for the year and a decrease of 7% for the fourth quarter of 2008, as compared to the same periods in 2007. The fourth quarter results included the impact of an additional $1,150,000 provision for loan losses as compared to the fourth quarter of 2007. Contributing to this increase in the provision for loan losses were higher levels of charge-offs in the fourth quarter of 2008, as compared to the same period in 2007, and management’s continuing concerns over the deteriorating economic conditions. The increased provision for loan losses was partially offset by a $700,000 (7%) increase in net interest income. Contributing to the increase in net interest income was an 18 basis point improvement in the net interest margin.

A summary of the Company’s results follows:

Fourth Quarter ended December 31,	2008	2007	Change
Net income	$2,791,000	$3,085,000	(10)%
Net income per share, basic	$0.50	$0.54	(7)%
Net income per share, diluted	$0.50	$0.54	(7)%

Twelve Months ended December 31,	2008	2007	Change
Net income	$11,341,000	$11,131,000	2%
Net income per share, basic	$2.02	$1.93	5%
Net income per share, diluted	$2.02	$1.93	5%

Net interest income increased $700,000, or 7% in the fourth quarter of 2008, as compared to the same period in 2007, while the net interest margin increased from 3.46% in the fourth quarter of 2007 to 3.64% in the fourth quarter of 2008. These increases resulted primarily from the cost of interest bearing liabilities decreasing more than the yield on earning assets. The cost of interest bearing liabilities decreased 186 basis points, from 4.25% for the fourth quarter of 2007 to 2.39% for the fourth quarter of 2008, while the yield on interest earning assets decreased only 141 basis points, from 7.16% for the fourth quarter of 2007 to 5.75% for the fourth quarter of 2008.

The provision for loan losses increased by $1,150,000 (219%) in the fourth quarter of 2008 as compared to the same period in 2007. Contributing to this increase was higher levels of charge-offs in the fourth quarter of 2008, as compared to the same period in 2007, and management’s concerns over the declining housing market and overall deteriorating economic conditions. The Company recorded $1,229,000 in net charge-offs in the fourth quarter of 2008 as compared to $774,000 in the fourth quarter of 2007. The Company’s non-performing loans as a percentage of total loans were .99% at December 31, 2008, compared to .95% as of December 31, 2007, and the annualized net charge-offs to average loans increased from .33% in the fourth quarter of 2007 to .47% in the fourth quarter of 2008.

Non-interest income increased 3% ($106,000) in the fourth quarter of 2008, as compared to the same period in 2007, while non-interest expense decreased 2% ($134,000) from the same period last year. Contributing to the increase in non-interest income was an $112,000 (5%) increase in service charges on deposits. Non-interest expense in the fourth quarter of 2008 included a $280,000 (7%) decrease in salaries and employee benefits expense as compared to the fourth quarter of 2007. The reduction in salaries and benefits was the result of $417,000 decrease in accruals for the bonus and profit sharing plans in the fourth quarter of 2008 as compared to the fourth quarter of 2007. For the year, the bonus and profit sharing expense decreased $809,000 (63%) from 2007. The decreases in these incentive plans cost was the result of the Company not meeting certain financial goals. Non-interest expense also included a $100,000 entry fee to NASDAQ, which the Company became listed on November 24, 2008.

Total assets were $1.255 billion at the end of the fourth quarter of 2008, which was $23 million or 2% higher than the same date a year ago. Total loans grew $77 million or 8% from December of 2007 and were funded by an increase in deposits of $9 million and a decrease in investments of $49 million or 29%. The decrease in investments included $40 million in short term investments that matured in January of 2008.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Fourth Quarter Comparison				Full Year Comparison
	12/31/08	12/31/07	% Chg		2008	2007	% Chg
Income Statement Data
Interest income	$16,268	$19,963	(19)%		$68,682	$75,713	(9)%
Interest expense	5,874	10,269	(43)%		28,020	38,477	(27)%

Net interest income	10,394	9,694	7%		40,662	37,236	9%
Provision for loan losses	1,675	525	219%		4,850	1,575	208%

Net interest income after provision for loan losses	8,719	9,169	(5)%		35,812	35,661	0%
Non – interest income	3,650	3,544	3%		14,768	14,043	5%
Non – interest expense	8,357	8,491	(2)%		34,223	33,719	1%

Net income before income taxes	4,012	4,222	(5)%		16,357	15,985	2%
Provision for income taxes	1,221	1,137	7%		5,016	4,854	3%

Net income	$2,791	$3,085	(10)%		$11,341	$11,131	2%

Per Share Data
Basic earnings per share	$0.50	$0.54	(7)%		$2.02	$1.93	5%
Diluted earnings per share	0.50	0.54	(7)%		2.02	1.93	5%
Cash dividends declared	0.00	0.00	—		0.54	0.46	17%
Earnings Performance Data

Return on equity	11.15%	13.26%	(211	)bps	11.80%	12.39%	(59	)bps
Return on assets	.90%	1.01%	(11	)bps	.93%	.99%	(6	)bps
Net interest margin	3.64%	3.46%	18	bps	3.63%	3.62%	1	bps
Balance Sheet Data
Investments					$119,212	$168,299	(29)%
Total loans					1,026,557	949,714	8%
Allowance for loan losses					9,910	8,505	17%
Total assets					1,255,382	1,232,724	2%
Total deposits					1,071,153	1,062,079	1%
Total borrowings					72,951	65,129	12%
Stockholders’ equity					101,448	93,485	9%
Shares Outstanding					5,606,607	5,684,207	(1)%

	Five-Quarter Comparison
	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07
Income Statement Data
Net interest income	$10,394	$10,544	$10,117	$9,607	$9,694
Provision for loan losses	1,675	775	1,600	800	525

Net interest income after provision for loan losses	8,719	9,769	8,517	8,807	9,169

Service charges and fees	2,269	2,452	2,327	1,870	2,157
Gain on sale of real estate loans	220	116	165	436	227
Trust fee income	252	284	283	292	292
Bankcard transaction revenue	489	502	500	433	437
Other non-interest income	420	553	382	523	431

Total non-interest income	3,650	3,907	3,657	3,554	3,544

Salaries and employee benefits expense	3,886	4,224	3,979	4,296	4,166
Occupancy and equipment expense	1,132	1,191	1,183	1,212	1,178
Data processing expense	330	336	339	360	378
State bank taxes	336	420	420	400	300
Amortization of intangible assets	296	296	333	352	352
Other non-interest expenses	2,377	2,267	2,138	2,120	2,117

Total non-interest expense	8,357	8,734	8,392	8,740	8,491

Net income before income tax expense	4,012	4,942	3,782	3,621	4,222
Income tax expense	1,221	1,523	1,155	1,117	1,137

Net income	2,791	3,419	2,627	2,504	3,085

Per Share Data
Basic earnings per share	$0.50	$0.61	$0.47	$0.44	$0.54
Diluted earnings per share	0.50	0.61	0.47	0.44	0.54
Cash dividends declared	0.00	0.28	0.00	0.26	0.00
Weighted average shares outstanding
Basic	5,606,607	5,606,607	5,613,530	5,658,002	5,704,610
Diluted	5,606,749	5,606,980	5,615,496	5,670,435	5,721,841
Earnings Performance Data
Return on equity	11.15%	14.08%	11.17%	10.77%	13.26%
Return on assets	.90%	1.14%	.87%	.83%	1.01%
Net interest margin	3.64%	3.82%	3.63%	3.44%	3.46%
Net interest margin (tax equivalent)	3.70%	3.86%	3.68%	3.48%	3.50%

	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07
Balance Sheet Data
Investments	$119,212	$97,819	$101,142	$111,204	$168,299
Total loans	1,026,557	999,393	982,916	960,737	949,714
Allowance for loan losses	9,910	9,464	9,099	8,820	8,505
Total assets	1,255,382	1,214,339	1,208,176	1,238,643	1,232,724
Total deposits	1,071,153	992,493	1,031,990	1,041,852	1,062,079
Total borrowings	72,951	113,256	70,555	92,415	65,129
Stockholders’ equity	101,448	97,720	95,514	93,596	93,485
Shares Outstanding	5,606,607	5,606,607	5,606,607	5,624,607	5,684,207
Average Balance Sheet Data
Average investments	$106,903	$99,185	$110,174	$123,958	$121,373
Average other earning assets	17,872	7,865	38,578	46,825	56,158
Average loans	1,011,395	991,206	971,573	953,592	934,089
Average earning assets	1,136,170	1,098,256	1,120,325	1,124,375	1,111,620
Average assets	1,236,114	1,195,289	1,214,158	1,218,466	1,208,352
Average deposits	1,046,289	1,003,548	1,030,671	1,044,996	1,040,376
Average interest bearing deposits	899,434	852,399	887,201	910,592	897,253
Average interest bearing transaction deposits	516,082	492,501	523,734	537,275	524,679
Average interest bearing time deposits	383,352	359,898	363,467	373,317	372,574
Average borrowings	78,631	79,227	72,707	63,791	61,330
Average interest bearing liabilities	978,065	931,626	959,908	974,383	958,583
Average stockholders equity	99,584	96,618	94,556	93,541	92,273

Asset Quality Data
Allowance for loan losses to total loans	.97%	.95%	.93%	.92%	.90%
Allowance for loan losses to non-performing loans	98%	85%	74%	75%	94%
Nonaccrual loans	$8,211	$8,226	$9,745	$8,744	$6,389
Restructured loans	575	575	—	—	—
Loans – 90 days past due & still accruing	1,350	2,844	2,490	3,066	2,658

Total non-performing loans	10,136	11,645	12,235	11,810	9,047
OREO and repossessed assets	712	3,673	3,474	4,373	4,117
Total non-performing assets	10,848	15,318	15,709	16,183	13,164

Non-performing loans to total loans	.99%	1.17%	1.24%	1.23%	.95%
Non-performing assets to total assets	.87%	1.26%	1.30%	1.31%	1.07%
Annualized charge-offs to average loans	.48%	.16%	.54%	.20%	.33%
Net charge-offs	$1,229	$410	$1,321	$485	$774

About BKFC

BKFC, a bank holding company with assets of approximately $1.255 billion, offers banking and related financial services to both individuals and business customers. BKFC operates twenty-eight branch locations and forty-four ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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